UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 7, 2010 (Date of earliest event reported)

The Student Loan Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11616 (Commission File Number)	16-1427135 (I.R.S. Employer Identification No.)

750 Washington Boulevard
Stamford, Connecticut (Address of principal executive offices)	06901 (Zip Code)

(203) 975-6320
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to Section 2.4 of the Amended and Restated Omnibus Credit Agreement dated as of January 29, 2010 (as amended by Amendment No. 1 dated as of February 11, 2010) between the Student Loan Corporation (the Company) and Citibank, N.A. (CBNA) (the Agreement), on July 7, 2010 the Company filed a notice to reduce the amount of aggregate funding available under the private education loan tranche of the Agreement by $1.0 billion to $2.0 billion.  This reduces total aggregate funding under the Agreement to $4.6 billion.  The effective date of the reduction is July 8, 2010.

The Company elected to reduce the amount of funding available under this Agreement as a result of a recently completed securitization transaction, which reduces the amount of the Company’s anticipated funding needs under the Agreement.  The reduction in aggregate funding available will lower total undrawn balances and the related fees the Company must pay over the balance of the year.

CBNA owns 80% of the Company’s outstanding common stock and is an indirect wholly owned subsidiary of Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STUDENT LOAN CORPORATION

Date: July 21, 2010

By: /s/ Noelle D. Whitehead
Name: Noelle D. Whitehead
Title: Chief Accounting Officer